Exhibit 99.1
SOUNDBITE COMMUNICATIONS REPORTS
FIRST QUARTER 2009 FINANCIAL RESULTS
Revenues of $9.4 Million; First Party Revenues Up 15% Year-over-Year
BEDFORD, Mass. – May 14, 2009 – SoundBite Communications, Inc. (NASDAQ: SDBT) today announced its financial results for the first quarter of 2009. First quarter revenues were $9.4 million, a decrease of 11% from the same quarter in 2008. Loss per share was $0.07 versus a loss per share of $0.10 in the same quarter of 2008.
Jim Milton, SoundBite’s newly appointed president and CEO, stated “I am delighted to have joined SoundBite at this pivotal juncture and believe that we have a tremendous opportunity before us. While the economic downturn has affected our short term results I believe that our relentless focus on key growth initiatives will position the Company well in the longer term.”
Milton continued, “Our investment in vertical market expansion and first-party or large B2C clients has resulted in double digit growth in this important segment. New and promising partnerships arising from our recently launched Business Partner program as well as our investment in building an integrated multi-channel platform will extend our position as an innovative leader in our space and should result in increased shareholder value.”
Quarterly Results
Gross margin for the first quarter of 2009 was 60.2% versus 61.7% in the first quarter of 2008. Operating expenses were $6.8 million in the first quarter of 2009 and as a percentage of revenues were 71.7% versus 79.1% in the year-earlier period. Included in the operating expenses for the first quarter of 2009 were $52,000 related to the impairment of goodwill and $36,000 related to amortization of intangible assets associated with purchase price allocation from the Company’s acquisition of Mobile Collect.
Net loss was $1.0 million for the first quarter of 2009 versus $1.5 million in the first quarter of 2008. Loss per share for the first quarter of 2009 was $0.07 versus $0.10 in the same quarter of 2008.

Net loss in the first quarter of 2009 included stock-based compensation expense of $209,000, a charge of $52,000 resulting from the impairment of goodwill and amortization of intangibles of $37,000. Net loss in the first quarter of 2008 included stock based compensation of $136,000. (See the attached table for a breakdown of stock-based compensation expense by operating statement line item.)
Other Highlights of the Quarter
•	Launched our Business Partner Program which enables resellers, solution providers, OEMs and international distributors to provide their clients with SoundBite’s award-winning proactive customer communications solutions.

•	Announced a business partnership with Intelligent Banking Solutions to improve collection results for financial services providers.

•	Recognized as one of the Best Places to Work in collections by InsideARM, a leading publication for the accounts receivable management (ARM) industry. SoundBite received top honors in the mid-size company category.
Second Quarter 2009 Guidance
For the second quarter of 2009, SoundBite currently projects revenues in the range of $8.4 million to $9.2 million and gross margin in the range of 57% to 59%. The projection for pro forma operating loss is in the range of $2.5 million to $2.0 million. Excluded from the pro forma operating loss projection are stock based compensation of approximately $300,000 and amortization of intangibles of $41,000. Included in this operating loss projection is a one-time charge of $550,000 related to severance expense. Interest income is projected to be approximately $27,000. The basic weighted average share count is expected to be 15.7 million for the second quarter of 2009. SoundBite expects capital expenditures to be approximately $300,000 and depreciation expense to be approximately $600,000.
Webcast and Teleconference Information
The company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 877-874-1571 and internationally at 719-325-4801. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on May 29, 2009 and can be accessed by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers and entering passcode 5304350.
About SoundBite Communications
SoundBite Communications provides on-demand, integrated multi-channel communications solutions that enable clients to achieve superior business results. Building on its foundation as a leading provider of automated voice messaging services, SoundBite offers integrated voice, text and email messaging solutions that help clients deliver the right message, to the right customer, using the right channel, at the right time. Organizations in industries such as collections, financial services, retail, telecom and media, and utilities rely on the SoundBite Intelligent Communications Platform to send over a billion messages annually for collections, customer care, and sales and marketing applications. For more information, visit http://www.SoundBite.com.
Forward-Looking Statement
This is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made in the second and third and fourth paragraphs of this press release and statements under “Second Quarter 2009 Guidance” are based upon SoundBite’s historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite’s platform, disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite’s service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite’s revenues. These and other factors, including the factors set forth under the caption “Item 1A. Risk Factors” in SoundBite’s most recent quarterly report on Form 10-K filed with the Securities and Exchange Commission, could cause SoundBite’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
SoundBite is a registered service mark of SoundBite Communications, Inc.
(SDBT: F)

IR Contact:	Media Contact:

Lynn Ricci	Marie Ruzzo
SoundBite Communications	SoundBite Communications
781-897-2696	781-897-2632
lricci@SoundBite.com	mruzzo@SoundBite.com
# # #

SOUNDBITE COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Revenues	$9,433	$10,635
Cost of revenues (1)	3,754	4,077

Gross profit	5,679	6,558

Operating expenses:
Research and development (1)	1,423	1,288
Sales and marketing (1)	3,541	4,218
General and administrative (1)	1,746	2,905
Impairment of goodwill	52	—

Total operating expenses	6,762	8,411

Operating loss	(1,083)	(1,853)
Other income:
Interest income	34	334

Total other income	34	334

Net loss	$(1,049)	$(1,519)

Net loss per common share:
Basic	$(0.07)	$(0.10)
Diluted	$(0.07)	$(0.10)
Weighted average common shares outstanding:
Basic	15,590,031	15,228,090
Diluted	15,590,031	15,228,090

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended
	March 31,
	2009	2008
Cost of revenues	$5	$3
Research and development	22	10
Sales and marketing	92	68
General and administrative	90	55

	$209	$136

SOUNDBITE COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$37,622	$37,425
Accounts receivable, net of allowance for doubtful accounts of $218 at March 31, 2009 and December 31, 2008	6,040	6,641
Prepaid expenses and other current assets	1,150	1,221

Total current assets	44,812	45,287

Property and equipment, net	3,797	4,276
Intangible assets, net	168	205
Other assets	36	62

Total assets	$48,813	$49,830

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$749	$464
Accrued expenses	2,564	3,158

Total current liabilities	3,313	3,622

Non-current liabilities:
Other liabilities	509	454

Total liabilities	3,822	4,076

Stockholders’ equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 15,892,674 shares issued and 15,697,289 shares outstanding at March 31, 2009; 15,701,644 shares issued and 15,506,259 shares outstanding at December 31, 2008	17	16
Additional paid-in capital	66,994	66,703
Treasury stock, at cost —195,385 shares at March 31, 2009 and December 31, 2008	(132)	(132)
Accumulated other comprehensive loss	(78)	(72)
Accumulated deficit	(21,810)	(20,761)

Total stockholders’ equity	44,991	45,754

Total liabilities and stockholders’ equity	$48,813	$49,830

SOUNDBITE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,049)	$(1,519)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	689	861
Amortization of intangible assets	37	15
Stock-based compensation	209	136
Impairment of goodwill	52	—
Loss on disposal of equipment	20	—
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	601	754
Prepaid expenses and other current assets	71	95
Other assets	26	39
Accounts payable	231	528
Accrued expenses	(540)	579

Net cash provided by operating activities	347	1,488

Cash flows from investing activities:
Acquisition of business	—	(559)
Cash paid related to acquisition of business	(52)	—
Purchases of property and equipment	(181)	(682)

Net cash used in investing activities	(233)	(1,241)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	83	9

Net cash provided by financing activities	83	9

Effect of exchange rate changes on cash and cash equivalents	—	(12)

Net increase in cash and cash equivalents	197	244
Cash and cash equivalents, beginning of period	37,425	35,674

Cash and cash equivalents, end of period	$37,622	$35,918

Supplemental disclosure of cash flow information:
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment, included in accounts payable	$54	$31

Accrued contingent consideration	$52	$—